Exhibit 10.37

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (“First Amendment”) is made as of June 21, 2016, by and between ARE-MA REGION NO. 40, LLC, a Delaware limited liability company (“Landlord”), and BLUEBIRD BIO, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of September 21, 2015 (the “Lease”), wherein Landlord leases to Tenant certain premises (“Premises”) located at 60 Binney Street, Cambridge, Massachusetts, more particularly described in the Lease.

B.Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

C.Landlord and Tenant desire to amend the Lease to provide that, notwithstanding anything contained in the Lease or Work Letter, Tenant is deemed to have selected Turner Construction Company as the general contractor for the Tenant Improvements under the Work Letter as to floors one (1) through four (4) of the 60 Binney Building (the “Initial Floors”), to amend the Target Delivery Date and otherwise to amend the Lease as provided hereafter.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended, effective as of the date first written above, as follows:

1.Recitals.  The Recitals set forth above are true and correct and are incorporated as if fully set forth herein.

2.CM Build Election.  Notwithstanding anything to the contrary contained in the Lease or Work Letter, Tenant is hereby deemed to have selected Turner Construction Company as the general contractor for the Tenant Improvements as to the Initial Floors.  Accordingly, for all purposes under the Lease and Work Letter, Tenant has made the “CM Build Election” as to the Initial Floors under the Lease and Work Letter, and the Post Rent Credit Date shall be determined for the Initial Floors as set forth in Section 3 below.  Notwithstanding anything to the contrary contained in the Lease or the Work Letter, Tenant shall still be entitled to select either the CM Build Election or the Non-CM Build Election as to the remaining floors within the Premises (the “Remaining Floors”), provided Tenant shall notify Landlord of its election as to the Remaining Floors by September 15, 2016, provided that if Tenant fails to notify Landlord by such date of its election, Tenant shall be deemed to have elected the Non-CM Build Election as to the Remaining Floors.  If Tenant elects, or is deemed to have elected, the Non-CM Build Election as to the Remaining Floors in the 60 Binney Building, the Post Rent Credit Date (as defined in the Basic Lease Provisions), the Rent Abatement (as defined in Section 2(c) of the Lease), the Completion Deadline (as defined in Section 2(d) of the Lease), the timing of the payment of Utilities (as provided in Section 3(b) of the Lease) and the timing of access for the completion of the Tenant Improvements (as provided in Section 3.1 of the Work Letter) shall be treated separately for the Initial Floors and the Remaining Floors, except as expressly set forth herein.  If Tenant elects the CM Build Election as to the Remaining Floors in the 60 Binney Building, the Post Rent Credit Date, the Rent Abatement, the Completion Deadline, the timing of the payment of Utilities (as provided in Section 3(b) of the Lease) and the timing of access for the completion of the Tenant Improvements (as provided in Section 3.1 of the Work Letter) shall be the same for the Initial Floors and the Remaining Floors.

3.Basic Lease Provisions.  The following defined terms in the Basic Lease Provisions of the Lease are hereby amended as follows:

Target Delivery Date:September 30, 2016.

Post Rent Credit Date:	As to the Initial Floors:

The Post Rent Credit Date as to the Initial Floors shall be the earlier of (w) and (x), where (w) is the later of (i) April 1, 2017, (ii) the date that is one-hundred-eighty-one (181) days after the Delivery Date, (iii) Substantial Completion of the Shell and Core Improvements (as defined in the Work Letter), and (x) the date on which Tenant first occupies any portion of the Initial Floors for the Permitted Uses.

As to the Remaining Floors:

(a)

If Tenant elects under Section 3.1 of the Work Letter to use the Construction Manager to construct the Tenant Improvements (a “CM Build Election”), the Post Rent Credit Date as to the Remaining Floors shall be the earlier of (w) and (x), where (w) is the later of (i) April 1, 2017, (ii) the date that is one-hundred-eighty-one (181) days after the Delivery Date, (iii) Substantial Completion of the Shell and Core Improvements (as defined in the Work Letter) on the Remaining Floors, and (x) the date on which Tenant first occupies any portion of the Remaining Floors for the Permitted Uses; or

(b)

If Tenant elects or is deemed to have elected under Section 3.1 of the Work Letter to use a general contractor for the Tenant Improvements other than the Construction Manager (a “Non-CM Build Election”), the Post Rent Credit Date as to the Remaining Floors shall be the earlier of (w) and (x), where (w) is the later of (i) April 1, 2017 and (ii)

ninety-one (91) days after Substantial Completion of the Shell and Core Improvements on the Remaining Floors, and (x) is the date on which Tenant first occupies any portion of the Premises for the Permitted Uses.

Rent Commencement Date:

October 1, 2016, provided that Tenant shall receive a credit equal to the monthly Base Rent allocable to the Initial Floors for the period from the Rent Commencement Date until the Post Rent Credit Date as to the Initial Floors, and a credit equal to the monthly Base Rent allocable to the Remaining Floors for the period from the Rent Commencement Date until the Post Rent Credit Date as to the Remaining Floors.

Base Term:

Beginning on the Delivery Date, and ending on the date which is one hundred twenty (120) months from the first day of the month following the month in which the Start Date occurs (or if the Start Date occurs on the first day of a month, from the first day of the month in which the Start Date occurs), subject to extension in accordance with Section 39 below.  “Start Date” shall mean (x) if Tenant elects the CM Build Election as to the Remaining Floors, the Post Rent Credit Date, and (y) if Tenant elects or is deemed to have elected the Non-CM Build Election as to the Remaining Floors, the first to occur of (i) the Post Rent Credit Date as to Initial Floors and (ii) the Post Rent Credit Date as to the Remaining Floors.

4.	Base Rent Adjustments.
(a)	The first two sentences of Section 4 of the Lease shall be deleted and replaced with the following:

Base Rent shall be increased for all Initial Floors and Remaining Floors on each annual anniversary of the Start Date (or if the Start Date does not occur on the first day of a month, on each annual anniversary of the first day of the first full calendar month following the month in which the Start Date occurs) (each such date, an “Adjustment Date”) by multiplying the Base Rent payable immediately before the respective Adjustment Date by the Base Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.

5.

Parking Space License Commencement.  If Tenant makes, or is deemed to have made, the Non-CM Build Election as to the Remaining Floors, (a) the number of parking spaces available to Tenant under Section 10 shall be allocated between the Initial Floors and

Remaining Floors on a pro rata basis, based on the rentable square footage of the Initial Floors and Remaining Floors, respectively, and (b) the license under Section 10(a) for the allocation of parking spaces to the Remaining Floors shall commence on the Post Rent Commencement Date applicable to the Remaining Floors.

6.	Other Modifications.
A.

The following provisions of the Lease in which there are references to “the Post Rent Credit Date” are hereby amended so that such references to “the Post Rent Credit Date” shall be references to “the Start Date”:

(1)	The second, third and fourth references to Post Rent Credit Date in Section 3(a) (Base Rent);
(2)	Section 3(b) (Additional Rent);

(3)	The second paragraph of Section 4 (Base Rent Adjustments);

(4)	The definition of “Eligible Capital Items” in Section 5 (Operating Expense Payments);

(5)	In the definition of “Security Deposit” in the Basic Lease provisions and in Section 6(c) (Security Deposit Reduction); and

(6)	The second sentence of Section 6.2 of Exhibit C (Work Letter (Tenant Build)).

B.

The following provisions of the Lease in which there are references to “the Post Rent Credit Date” are hereby amended so that such references to “the Post Rent Credit Date” shall be references to “the applicable Post Rent Credit Date”):

(1)	The second paragraph of Section 2(d) (Completion Deadline)

(2)	Section 10(b) (Monthly Parking Charge);

(3)	Section 30(b) (Hazardous Materials – Business);

(4)	Section 31(b) (Tenant’s Right to Cure);

(5)	Section 27(a) (Subordination and Nondisturbance); and

(6)	Section 6.3 of Exhibit C (Work Letter (Tenant Build)).

C.	Section 6.3 of Exhibit C to the Lease (Work Letter (Tenant Build)) is further amended by deleting the phrase “as to the Initial Premises”.

D.	Exhibit D to the Lease (Acknowledgement of Delivery and Rent Commencement Dates) is amended by deleting clause (c) and replacing it with the following:

(c)the Post Rent Credit Date as to the Initial Floors was ___________ and the Post Rent Credit Date as to the Remaining Floors was ____________

E.	Exhibit G (Form of Estoppel Certificate) is amended by deleting the first sentence of Section 8 (“Rent”) and replacing it with the following:

The obligation to pay rent under the Lease with respect to the Initial Premises commenced on ___________, ____, which is the Post Rent Credit Date for the Initial Premises, and the obligation to pay rent under the Lease with respect to the Remaining Premises commenced on __________, ____, which is the Post Rent Credit Date for the Remaining Premises

7.

Tenant’s Authorized Representative.  Tenant hereby appoints John Desmond as a Tenant Representative under Section 1.1.1 of the Work Letter and deletes each of Stacy Gilroy and Michael Fletcher as a Tenant Representative under Section 1.1.1 of the Work Letter.  Accordingly, from and after the date hereof, the Tenant Representative under Section 1.1.1 of the Work Letter is John Desmond.

8.	Miscellaneous.
(a)

As amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed.   All other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  This First Amendment (and the exhibits attached hereto) and the Lease, as amended hereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)

Landlord and Tenant each represent and warrant to the other that neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this First Amendment to the Lease, and that no broker is entitled to any compensation or charges in connection with this First Amendment or the transaction contemplated hereby.  The parties shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions relating to this First Amendment asserted by any broker, agent or finder engaged by such party or with whom such party has dealt.

(c)	This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors in interest and permitted assigns.

(d)

This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  Landlord and Tenant each warrant to the other that the person or persons executing this First Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this First Amendment.

(e)

In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.  All references in the Lease to the “Lease” or this “Lease” shall be deemed to be references to the Lease, as modified by this First Amendment.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT

BLUEBIRD BIO, INC.,

a Delaware corporation

By:/s/ Jason F. Cole________________

Name:_Jason F. Cole_________________

Title:__Chief Legal Counsel__________

LANDLORD

ARE-MA REGION NO. 40, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member
By:	ARE-QRS CORP.,
a Maryland corporation,
general partner
By:/s/ Eric S. Johnson__
Name:_Senior Vice President

Its:_RE Legal Affairs____